(a)(i)   The Principal Executive Officer and Treasurer of
         Strong Asia Pacific Fund, Inc.; Strong Balanced Fund, Inc.;
         Strong Balanced Stock Fund, Inc.; Strong Common Stock Fund, Inc., on behalf of the Strong Advisor Common Stock Fund, Strong Advisor Endeavor Large Cap Fund, Strong Advisor Focus Fund, Strong Advisor Technology Fund; Strong Conservative Equity Funds, Inc., on behalf of the
         Strong Advisor U.S. Value Fund, Strong Blue Chip Fund, Strong Dividend Income Fund, Strong Growth and Income Fund, Strong Energy Fund;
         Strong Discovery Fund, Inc.; Strong Equity Funds, Inc., on behalf of Strong Advisor Large Company Core Fund, Strong Advisor Mid Cap Growth Fund, Strong Advisor Small Cap Value Fund, Strong Advisor Utilities and Energy Fund, Strong Dow 30 Value Fund, Strong Enterprise Fund, Strong Growth Fund, Strong Growth 20 Fund, Strong Index 500 Fund, Strong Large Cap Core Fund, Strong Large Company Growth Fund, Strong Mid Cap Disciplined Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund, Strong Value Fund; Strong Equity Funds II, Inc., on behalf of Strong All Cap Value Fund, Strong Multi Cap Value Fund, Strong Small Company Value Fund, Strong Strategic Value Fund; Strong International Equity Funds, Inc., on behalf of Strong Advisor International Core Fund, Strong Foreign MajorMarketsSM Fund, Strong International Stock Fund, Strong Overseas Fund; Strong Large Cap Growth Fund, Inc.; Strong Life Stage Series, Inc., on behalf of Strong Aggressive Portfolio, Strong Conservative Portfolio, Strong Moderate Portfolio; Strong Opportunity Fund, Inc., on behalf of Strong Advisor Select Fund, Strong Advisor U.S. Small/Mid Cap Growth Fund, Strong Endeavor Fund, Strong Opportunity Fund; Strong Opportunity Fund II, Inc.; Strong Variable Insurance Funds, Inc., on behalf of Strong Discovery Fund II, Strong International Stock Fund II, Strong Mid Cap Growth Fund II, Strong Multi Cap Value Fund II have evaluated, within 90 days of the filing of this report, its disclosure controls and procedures and have determined that such disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the Registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified in the Commission's rules and forms.


         (a)(ii) The Principal Executive Officer and Treasurer of Strong Asia Pacific Fund, Inc.; Strong Balanced Fund, Inc.; Strong Balanced Stock Fund, Inc.; Strong Common Stock Fund, Inc., on behalf of the Strong Advisor Common Stock Fund, Strong Advisor Endeavor Large Cap Fund, Strong Advisor Focus Fund, Strong Advisor Technology Fund; Strong Conservative Equity Funds, Inc., on behalf of the Strong Advisor U.S. Value Fund, Strong Blue Chip Fund, Strong Dividend Income Fund, Strong Growth and Income Fund, Strong Energy Fund; Strong Discovery Fund, Inc.; Strong Equity Funds, Inc., on behalf of Strong Advisor Large Company Core Fund, Strong Advisor Mid Cap Growth Fund,
         Strong Advisor Small Cap Value Fund, Strong Advisor Utilities and Energy Fund, Strong Dow 30 Value Fund, Strong Enterprise Fund, Strong Growth Fund, Strong Growth 20 Fund, Strong Index 500 Fund, Strong Large Cap Core Fund, Strong Large Company Growth Fund, Strong Mid Cap Disciplined Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund, Strong Value Fund; Strong Equity Funds II, Inc., on behalf of Strong All Cap Value Fund, Strong Multi Cap Value Fund, Strong Small Company Value Fund, Strong Strategic Value Fund; Strong International Equity Funds, Inc., on behalf of Strong Advisor International Core Fund, Strong Foreign MajorMarketsSM Fund, Strong International Stock Fund, Strong Overseas Fund; Strong Large Cap Growth Fund, Inc.; Strong Life Stage Series, Inc., on behalf of Strong Aggressive Portfolio, Strong Conservative Portfolio, Strong Moderate Portfolio; Strong Opportunity Fund, Inc., on behalf of Strong Advisor Select Fund, Strong Advisor U.S. Small/Mid Cap Growth Fund, Strong Endeavor Fund, Strong Opportunity Fund; Strong Opportunity Fund II, Inc.; Strong Variable Insurance Funds, Inc., on behalf of Strong Discovery Fund II, Strong International Stock Fund II, Strong Mid Cap Growth Fund II, Strong Multi Cap Value Fund II, have determined that there were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.